UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 22, 2017

ENDURANCE EXPLORATION GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 289-0010

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Endurance Exploration Group, Inc. (“Endurance” or the “Company”), operating through its previously announced joint venture entity, Swordfish Partners, is pleased to announce that the Company has begun to recover passenger valuables from the wreck site believed to be that of the American steamship Pulaski, which sank in 1838.  Included in the initial recoveries are a number of early American silver coins. All of the coin’s date ranges are prior to the Pulaski’s sinking. The Company intends to post selected photographs and video images to its website and social media sites, as such media becomes available.

Cautionary Information Regarding Forward-Looking Statements.

This Form 8-K includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties including but not limited to legal and operational risks of offshore, historic shipwreck recovery.

Forward-looking statements contained in this Form 8-K is made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from the anticipated. The information contained in this release is as of December 22, 2017. Endurance Exploration Group, Inc. assumes no obligation to update forward-looking statements contained in this Form 8-K as the result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE EXPLORATION GROUP, INC.
Dated: December 22, 2017	By:	/s/ Micah Eldred
Name: Micah Eldred Title: President and Chief Executive Officer

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